UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2009

VAXGEN, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-26483	94-3236309
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

379 Oyster Point Boulevard, Suite 10, South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 30, 2009, a putative stockholder class action lawsuit was filed against VaxGen, Inc. (“VaxGen”), members of the VaxGen board of directors, OXiGENE, Inc. (“OXiGENE”) and OXiGENE Merger Sub, Inc. (“Merger Sub”) in the Superior Court of California, County of San Mateo in connection with the proposed merger whereby Merger Sub, a wholly-owned subsidiary of OXiGENE, will merge with and into VaxGen, with VaxGen continuing as a wholly-owned subsidiary of OXiGENE pursuant to an Agreement and Plan of Merger dated October 14, 2009 (the “Merger Agreement”). The lawsuit, styled William Ming v. VaxGen, Inc. et al., Case No. CIV 489164, alleges, among other things, that the members of the VaxGen board of directors violated their fiduciary duties by failing to maximize value for VaxGen’s stockholders when negotiating and entering into the Merger Agreement. The complaint alleges that VaxGen and OXiGENE aided and abetted those purported breaches. The plaintiff seeks, among other things, to enjoin the acquisition of VaxGen by OXiGENE or, in the alternative, to rescind the acquisition should it occur before the lawsuit is resolved. VaxGen, OXiGENE and the other defendants intend to vigorously defend against this action.

Important Additional Information Will Be Filed with the SEC

This communication may be deemed to be solicitation material regarding the proposed acquisition of VaxGen by OXiGENE. In connection with the proposed merger, OXiGENE intends to file with the SEC a registration statement on Form S-4, which will include a joint proxy statement/prospectus of OXiGENE and VaxGen and other relevant materials in connection with the proposed transactions and each of OXiGENE and VaxGen intend to file with the SEC other documents regarding the proposed transaction. THE FINAL JOINT PROXY STATEMENT/PROSPECTUS WILL BE MAILED TO THE STOCKHOLDERS OF OXiGENE AND VAXGEN. STOCKHOLDERS OF OXiGENE AND VAXGEN ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND THE OTHER RELEVANT MATERIAL CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OXiGENE, VAXGEN AND THE PROPOSED TRANSACTION.

The proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by VaxGen by directing a written request to VaxGen, Inc., 379 Oyster Point Boulevard, Suite 10, South San Francisco, CA 94080, Attention: Investor Relations and may obtain free copies of the documents filed with the SEC by OXiGENE by directing a written request to OXiGENE, Inc., 701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080, Attention: Investor Relations.

Participants in the Solicitation

VaxGen and OXiGENE and their respective executive officers and directors and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of OXiGENE and VaxGen in connection with the proposed Merger. Information about the executive officers and directors of OXiGENE and their ownership of OXiGENE common stock is set forth in OXiGENE’s annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 30, 2009 and its proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on April 7, 2009. Information regarding VaxGen’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 18, 2009 and the proxy statement for VaxGen’s 2008 annual meeting of stockholders, filed with the SEC on November 12, 2008. Certain directors and executive officers of VaxGen may have direct or indirect interests in the Merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments if their employment is terminated prior to or following the Merger. If and to the extent that any of the OXiGENE or VaxGen participants will receive any additional benefits in connection with the Merger that are unknown as of the date of this filing, the details of those benefits will be described in the definitive joint proxy statement/prospectus relating to the Merger. Stockholders may obtain additional information regarding the direct and indirect interests of OXiGENE, VaxGen and their respective executive officers and directors in the Merger by reading the joint proxy statement/prospectus regarding the Merger when it becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VaxGen, Inc. (Registrant)

Dated: November 9, 2009	By:	/s/ James P. Panek

James P. Panek President